CERTIFICATE OF FORMATION
OF
BEHAVIORAL HEALTHCARE LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

1. The name of the limited liability company (the "LLC") is Behavioral Healthcare LLC.

2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, Delaware. The name of its registered agent at such address is National Registered Agents, Inc.

3. This Certificate of Formation shall be effective at 11:59 p.m. on September 30, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 28th day of September, 2005.

Steven T. Davidson

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:43 PM 09/28/2005
FILED 07:43 PM 09/28/2005
SRV 050797046 - 2341629 FILE

1148051.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:48 PM 10/10/2007
FILED 12:07 PM 10/10/2007
SRV 071100721 - 2341629 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Behavioral Healthcare LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of October, A.D. 2007.

By: Samantha Jones
Authorized Person(s)

Name: Samantha Jones
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